Exhibit 23.6

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 29, 2012, except for Note 18, as to which the date is May 25, 2012, relating to the financial statements of Constellation Energy Group Inc., which appear in Exelon Corporation and Exelon Generation Company, LLC‘s Current Report on Form 8-K/A dated May 25, 2012. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Baltimore, Maryland

May 29, 2012